Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-95557



                            5TH AVENUE CHANNEL CORP.

                                SUPPLEMENT NO. 2

                                       TO

                          PROSPECTUS DATED MAY 4, 2000

         The section of the prospectus entitled "Selling Shareholders" is amended to reflect a transfer of 250,000 shares of common stock owned by Trasmin Invest B.V. to Ef ter Muelen and Jke Dwarshuis, principals of Trasmin Invest B.V. As a result of such transfer, the ownership of the shares is as follows:

                                            Ownership of
                                              Shares of                       Number of                     Ownership of
                                            Common Stock                        Shares                      Common Stock
     Selling Shareholders                 Prior to Offering                 Offered Hereby             After the Offering (1)
-------------------------------    --------------------------------     -----------------------    --------------------------------
                                     Shares           Percentage                                      Shares         Percentage
                                     ------           ----------                                      ------         ----------
Trasmin Invest B.V.                     0                  *                      0                      0               0

Ef ter Muelen                      125,000                 *                   125,000                   0               *

Jke Dwarshuis                      125,000                 *                   125,000                   0               *

-------------------
* Less than 1%.

           The date of this Prospectus Supplement is August 22, 2000.